Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
TRM Corporation
Portland, Oregon
We consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of TRM Corporation and Subsidiaries of our report dated March 28, 2008 relating to our audit of the consolidated financial statements which appears in the Annual Report on Form 10-K of TRM Corporation and Subsidiaries for the year ended December 31, 2007.
/s/ McGladrey & Pullen, LLP
Blue Bell, Pennsylvania
November 19, 2008